UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2018

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Otelco Inc. (the “Company”) held on May 10, 2018, the holders of the Company’s Class A Common Stock approved the Otelco Inc. 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan”). The Company’s board of directors had previously approved the 2018 Stock Incentive Plan on March 8, 2018, subject to the approval of the holders of the Company’s Class A Common Stock.

The 2018 Stock Incentive Plan provides for a variety of equity incentive awards, including stock options, restricted stock and restricted stock units, performance awards, stock awards and dividend equivalents, that may be granted to employees, officers, non-employee directors, consultants, independent contractors and advisors providing services to the Company or any of its affiliates, and any person to whom an offer of employment or engagement with the Company or any of its affiliates is extended. The maximum number of shares of the Company’s Class A Common Stock that may be issued under the 2018 Stock Incentive Plan is 250,000, plus any shares that were subject to awards under the Otelco Inc. 2014 Stock Incentive Plan as of May 10, 2018, that cease to be subject to such awards by forfeiture or otherwise after that date.

A more detailed description of the 2018 Stock Incentive Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 6, 2018 (the “Proxy Statement”), under the heading “Proposal 3—Approval of the 2018 Stock Incentive Plan” and is incorporated herein by reference. The foregoing summary of the 2018 Stock Incentive Plan, and the summary of the 2018 Stock Incentive Plan set forth in the Proxy Statement, are qualified in their entirety by reference to the full text of the 2018 Stock Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 10, 2018. As set forth below, at the Annual Meeting, the holders of the Company’s Class A Common Stock voted on four proposals.

Proposal 1 – Election of Directors

At the Annual Meeting, the holders of the Company’s Class A Common Stock elected Norman C. Frost, Curtis L. Garner, Jr., Howard J. Haug, Stephen P. McCall, Brian A. Ross, Robert J. Souza and Gary L. Sugarman as directors of the Company for a term to expire at the Company’s 2019 Annual Meeting of Stockholders. The results of the voting were as follows:

	For	Withheld	Broker Non-Vote
Norman C. Frost	1,149,203	178,838	1,089,330
Curtis L. Garner, Jr.	1,254,231	73,810	1,089,330
Howard J. Haug	1,201,021	127,020	1,089,330
Stephen P. McCall	1,233,753	94,288	1,089,330
Brian A. Ross	1,234,055	93,986	1,089,330
Robert J. Souza	1,311,051	16,990	1,089,330
Gary L. Sugarman	1,184,646	143,395	1,089,330

Proposal 2 – Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the holders of the Company’s Class A Common Stock ratified the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
2,388,157	26,543	2,671	0

Proposal 3 – Approval of the 2018 Stock Incentive Plan

At the Annual Meeting, the holders of the Company’s Class A Common Stock approved the 2018 Stock Incentive Plan. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
1,259,963	66,514	1,564	1,089,330

Proposal 4 – Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executives

At the Annual Meeting, the holders of the Company’s Class A Common Stock voted on the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
1,115,433	208,496	4,112	1,089,330

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Otelco Inc. 2018 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: May 10, 2018

	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer